UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 1, 2005
Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.       Other Events

On February 1, 2005, Discovery Laboratories, Inc., a Delaware corporation (the “Company”) announced that the United States Food and Drug Administration (FDA) had issued an inspection report (Form FDA-483) to Laureate Pharma, L.P. (Laureate), the Company’s contract manufacturer of Surfaxin®, citing certain observations concerning Laureate’s compliance with current Good Manufacturing Practices (cGMPs) in connection with its review of the Company’s New Drug Application (NDA) for Surfaxin for the prevention of Respiratory Distress Syndrome in premature infants. The general focus of the inspection observations relates to basic quality controls, process assurances and documentation requirements to support the commercial production process. In response, the Company and Laureate submitted a cGMP Action Plan on January 31, 2005, outlining corrective measures anticipated to be completed by July 2005. Assuming the adequacy of such corrective actions and the approval of the Company’s NDA for Surfaxin, the Company anticipates that the commercial launch of Surfaxin will occur in the fourth quarter of 2005. The Company’s other clinical programs currently in progress are not affected by this inspection report and remain on track. However, if the inspection observations noted in the Form 483 are not resolved in the time period stated above, a delay may occur in these programs. The Company does not expect that the foregoing will have an effect on the Company’s European regulatory filings. The Company issued a press release providing this update on February 1, 2005. The full text of the press release is set forth in Exhibit 99.1.

The Company anticipates receiving a Prescription Drug User Fee Act letter (PDUFA letter) from the FDA on or about February 13, 2005, the subject of which will consist of a review of the Surfaxin NDA, including information regarding the FDA’s inspection activities with respect to Laureate. Based on the nature of the inspection observations contained in the Form 483, the Company currently anticipates that the PDUFA letter will constitute of a “Class 2” response. A “Class 2” response allows the FDA up to six months following the completion of the remedial actions outlined in the cGMP Action Plan to review the Company’s response to the PDUFA letter and to conduct a reinspection of Laureate’s subject facility in Totowa, NJ. However, the Company believes that soon after the FDA receives the Company’s response to the PDUFA letter, an opportunity will exist for the FDA to permit the Company to address the cGMP Action Plan at the same time as the FDA’s review of the Company’s NDA for Surfaxin. In such case, the Company believes that the potential approval of Surfaxin could take place in the fourth quarter of 2005. There can be no assurance, however, that the FDA will agree to a parallel review and remediation approach, in which event the commercial launch of Surfaxin, if approved, could be delayed until at least the first quarter of 2006.

On February 1, 2005, the Company held a conference call where it disclosed that as of December 31, 2004, the Company had cash, cash equivalents, restricted cash and marketable securities of approximately $32.7 million. In addition, the Company reported that it currently had approximately $67.8 million available under its Committed Equity Financing Facility (CEFF) from Kingsbridge Capital Ltd., approximately $2.6 million available under its line of credit with PharmaBio Development Inc., and approximately $6.0 million available under its capital lease facility with the Life Science and Technology Finance Division of General Electric Capital Corporation, in each case subject to the terms and conditions of such facility or line of credit, as applicable.

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In addition, the Company provided estimates of a net decrease in cash, cash equivalents, restricted cash and marketable securities of approximately $8.5 to $9.5 million for each of the first two quarters of fiscal year 2005, after taking into account its potential use of the line of credit available from PharmaBio. The Company also estimated that its current working capital is sufficient to meet planned activities into the fourth quarter of fiscal year 2005, before taking into account any amounts that may be available through use of the CEFF. The Company also reported that it was reassessing the revamping of its sales and marketing resources in light of the delayed potential commercial launch of Surfaxin. The Company also reported that it anticipates raising a minimum of $20 to $25 million in equity capital prior to the potential launch of Surfaxin, either through the terms of its existing financing arrangements or otherwise; provided that there can be no assurance that the Company will be able to obtain terms favorable to it or at all.

The Company continues to believe that it will need additional financing from investors or collaborators to complete research and development and commercialization of its current product candidates. The Company’s working capital requirements will depend upon numerous factors, including, without limitation, the progress of its research and development programs, clinical trials, timing and cost of obtaining regulatory approvals, timing and cost of pre-launch marketing activities, levels of resources that it devotes to the development of manufacturing and marketing capabilities, levels of resources that the Company’s collaboration partners devote to the development of sales and marketing capabilities, technological advances, status of competitors, the Company’s ability to establish collaborative arrangements with other organizations, the Company’s ability to defend and enforce the Company’s intellectual property rights and the establishment of additional strategic or licensing arrangements with other companies or acquisitions.

Item 9.01    Financial Statements, Pro Forma Financial Statements and Exhibits

        (c)     Exhibits:

           99.1    Press Release dated February 1, 2005

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this press release are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this release are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company's filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

Date: February 1, 2005	By:	/s/ Robert J. Capetola
Robert J. Capetola, Ph.D.
Title: President and Chief Executive Officer

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